                                   EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
                                                                                         QUARTER ENDED SEPTEMBER
                                                                                                 30, 1997
                                                                                        --------------------------
Weighted average shares outstanding...................................................    15,129,611    15,129,611
Dilutive effect of stock performance plans............................................                     555,379
                                                                                        ------------  ------------
                                                                                          15,129,611    15,684,990
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $      9,203  $      9,203
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share....................................................................  $       0.61  $       0.59
                                                                                        ------------  ------------
                                                                                        ------------  ------------


                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
                                                                                         QUARTER ENDED SEPTEMBER
                                                                                                 30, 1998
                                                                                        --------------------------
Weighted average shares outstanding...................................................    15,275,126    15,275,126
Dilutive effect of stock performance plans............................................                     338,465
                                                                                        ------------  ------------
                                                                                          15,275,126    15,613,591
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $      3,280  $      3,280
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share....................................................................  $       0.21  $       0.21
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    At September 30, 1998, the Company had outstanding anti-dilutive commitments under its stock performance plans covering 123,850 shares.